Exhibit 99.1

NanoVibronix Provides Business Update
for the Second Quarter of 2018

Revenue increases 153% for the second quarter of 2018

ELMSFORD, NY – August 16, 2018 - NanoVibronix, Inc, (NASDAQ: NAOV), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (SAW) technology, today provided a business update for the second quarter ended June 30, 2018.

Brian Murphy, Chief Executive Officer of NanoVibronix, commented, “We believe our commercial strategy is beginning to take hold, as reflected by a 153% increase in sales, albeit off a small base, as our initial distributors have begun marketing our products in their respective markets. In June, we announced that we entered into another distribution agreement with M.D.S. Pharm Ltd. to market and distribute PainShield® and WoundShield® in Israel. We are in active discussions with a number of such distributors around the world. In entering these agreements, we strive to cautiously select a partner that we believe would be the best in each of the respective markets, with an established distribution network spanning insurance and health care providers, retail pharmacies, and other distribution points. At the same time, we are pursuing a number of larger strategic partnerships that may help further accelerate market adoption of our products.”

“We also continue to advance our clinical activities. Last month, we announced successful clinical trial results for our PainShield™ device in treating patients with Trigeminal Neuralgia. Trigeminal Neuralgia is considered one of the most, chronically painful conditions and is associated with a high suicide rate directly attributable to the condition. We saw a dramatic improvement in both pain scores and the use of pain medications such as opioids. We look forward to having these results published in a leading medical journal later this year and plan to aggressively market the device in order to help the millions of patients worldwide suffering from this painful and debilitating condition.”

The Company’s filed its Form 10-Q for the period ended June 30, 2018, with the Securities and Exchange Commission on August 14, 2018, which is available on the SEC’s website, www.sec.gov, or the Company’s website, www.nanovibronix.com.

About NanoVibronix

NanoVibronix Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York with research and development in Nesher, Israel, that is focused on developing medical devices utilizing its proprietary and patented low intensity surface acoustic wave technology. The company’s technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including the disruption of biofilms and bacteria colonization, as well as providing pain relief. The devices can be administered at home, without the assistance of medical professionals. The company’s primary products include PainShield, UroShield and WoundShield. Additional information about the company is available at: www.nanovibronix.com.

Investor Contact:

Crescendo Communications

naov@crescendo-ir.com

212-671-1021

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.